U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2014, we and Trinity Asset Management (Proprietary) Limited (“TAMI”), a company formed under the laws of South Africa, amended the Agreement for the Subscription of Shares (the “Agreement for Subscription”), dated as of May 20, 2014, under which TAMI had originally agreed to purchase 850,000 shares of our Common Stock, par value $0.001 per share, during the period ending July 30, 2014. Under the Agreement for Subscription, as amended, the period now ends September 30, 2014. A copy of the amendment to the Agreement for Subscription is attached as Exhibit 10.37 to this Current Report on Form 8-K.

As of the date of this Current Report, TAMI has purchased no shares under the Agreement for Subscription.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.37	Amendment, dated July 24, 2014, to the Agreement for the Subscription of Shares, dated as of May 20, 2014, between SurePure, Inc. and Trinity Asset Management (Proprietary) Limited.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: July 28, 2014	/s/ Stephen M. Robinson
Stephen M. Robinson Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description
10.37	Amendment, dated July 24, 2014, to the Agreement for the Subscription of Shares, dated as of May 20, 2014, between SurePure, Inc. and Trinity Asset Management (Proprietary) Limited.